Transfer Agreement

Transferor: Ningsheng Financial Information Services (Shanghai) Co., Ltd.

Transferee: Liu Bodang

1. The Transferor agrees to transfer the shares which corresponds to RMB 49.50 million from Benefactum Alliance Business Consultant (Beijing) Co., Ltd. to the Transferee;

2. The Transferee agrees to accept the shares which corresponds to RMB 49.50 million from Benefactum Alliance Business Consultant (Beijing) Co., Ltd:

3. This share equity is formally transferred on Jan. 09, 2016, and as of the date of transfer the Transferor shall neither be entitled to any rights nor undertake any obligations as a contributor and according to the contribution amount the Transferee shall either be entitled to rights or undertake obligations as a contributor.

This Agreement shall take effect as soon as it is signed by both parties.

Transferor: Ningsheng Financial Information Services (Shanghai) Co., Ltd.

Transferee: Liu Bodang (Signature)

Seal: Ningsheng Financial Information Services (Shanghai) Co., Ltd.

Jan. 9, 2016